Exhibit 10.18

HERITAGE COMMERCE CORP

AMENDED AND RESTATED 2004 EQUITY PLAN

NOTICE OF GRANT AND
RESTRICTED STOCK AGREEMENT

Participant has been granted the number of Common Shares of Restricted Stock of Heritage Commerce Corp (the “Company”), as set forth below (“Common Shares”), subject to the terms and conditions of the Heritage Commerce Corp Amended and Restated 2004 Equity Plan (“Plan”), and this Notice of Grant and Restricted Stock Agreement including the attachments hereto (collectively, “Notice and Agreement”).  Unless otherwise defined in the Notice and Agreement, terms with initial capital letters shall have the meanings set forth in the Plan.

Name of Participant:
Number of Common Shares of Restricted Stock Granted:
Grant Date:
Fair Market Value:	$ . The Fair Market Value is the closing price of Company Common shares on the Grant Date as provided in the Plan.
Period of Restriction and Release of Common Shares from Company’s Return Right (see Sections 2 and 3 of attached Agreement)

The Period of Restriction, during which the Common Shares shall be subject to the Company’s Return Right, shall lapse upon the later of the following (a) and (b) to occur:

(a)           On the date the Company has redeemed all of the issued and outstanding shares of the Fixed Rate Cumulative Perpetual Preferred Stock, Series A issued on November 21, 2008 “Series A Preferred Stock”).

(b) Upon the second anniversary of the Grant Date.
However, upon the occurrence of a Change in Control (as defined herein) or the death or Disability of Participant, the Company’s Return Right shall lapse immediately.

By acknowledging below, Participant accepts this grant of Restricted Stock and hereby represents that he or she: (i) agrees to the terms and conditions of this Notice and Agreement and the Plan; (ii) has reviewed the Plan, the Plan Prospectus and this Notice and Agreement in their entirety, and has had an opportunity to obtain the advice of legal counsel and/or tax advisor with respect thereto; (iii) fully understands and accepts all provisions hereof; (iv) agrees to accept as binding, conclusive and final all of the Company’s decisions regarding, and all interpretations of, the Plan and the Notice and Agreement; and (v) agrees to notify the Company upon any change in his or her home address indicated below.

HERITAGE COMMERCE CORP	PARTICIPANT

By:
Signature
Its:

Date

Address:

ATTACHMENTS:                                           Amended and Restated 2004 Equity Plan; 2004 Equity Plan Prospectus; Restricted Stock Agreement, Assignment Separate from Certificate and Form of Section 83(b) Election

HERITAGE COMMERCE CORP

AMENDED AND RESTATED 2004 EQUITY PLAN

RESTRICTED STOCK AGREEMENT

1.                                      Grant of Restricted Stock.  The Company has granted to Participant the number of Common Shares of Restricted Stock specified in the Notice of Grant on the preceding page (“Notice of Grant”), subject to the following terms and conditions.  In consideration of such grant, Participant agrees to be bound by such terms and conditions, and by the terms and conditions of the Plan.

2.                                      Period of Restriction.  During the Period of Restriction specified in the Notice of Grant, the Common Shares shall remain subject to the Company’s Return Right set forth herein.  The Period of Restriction shall expire and the Company’s Return Right shall lapse as to the Common Shares granted in the amount(s) and on the date(s) specified in the Notice of Grant (each, a “Release Date”); provided, however, that no Common Shares shall be released on any Release Date if the Participant has ceased Continuous Status as a Director, Employee or Consultant on or prior to such date.  Any and all Common Shares subject to the Company’s Return Right at any time shall be defined in this Notice and Agreement as “Unreleased Common Shares.”

3.                                      Return of Restricted Stock to Company.  If Participant ceases Continuous Status as a Director, Employee or Consultant for any reason (a “Return Event”), all of the Unreleased Common Shares shall be forfeited by Participant.  The Ownership of all such Unreleased Common Shares shall transfer back to the Company, and the Company shall have the right to retire such Unreleased Common Shares and such shares shall return to the status of authorized unissued shares under the Plan.

4.                                      Restriction on Transfer.  None of the Common Shares of Restricted Stock issued hereunder or any beneficial interest therein may be sold, transferred, pledged, donated, exchanged, encumbered or otherwise disposed of in any way until the Release Date for such Common Shares set forth in this Notice and Agreement.  In addition, as a condition to any transfer of the Common Shares after such Release Date, the Company may, in its discretion, require: (i) that the Common Shares shall have been duly listed upon any national securities exchange or automated quotation system on which the Company’s Common Stock may then be listed or quoted; (ii) that either (a) a registration statement under the Securities Act with respect to the Common Shares shall be effective, or (b) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under the Securities Act and the Participant shall have entered into agreements with the Company as reasonably required; and (iii) fulfillment of any other requirements deemed necessary by counsel for the Company to comply with applicable law.

5.                                      Retention of Restricted Stock or Certificate for Restrictive Stock.  Any certificate or certificates evidencing any Common Shares of Restricted Stock shall be deposited with the Secretary of the Company.  However, instead of issuing physical stock certificates, the Company may also hold the Common Shares of Restricted Stock in a book entry account in the name of Participant.  Any such certificates or such book entry shares shall be held by the Company until such times as the Release Date occurs, after which the Company shall release to the Participant the Common Shares of Restricted Stock as to which restrictions have lapsed.

6.                                      Shareholder Rights. Subject to the terms hereof, the Participant shall have all the rights of a shareholder with respect to the Common Shares while they are retained by the Company pursuant to Section 5, including without limitation, the right to vote the Common Shares and to receive any cash dividends declared thereon.  If, from time to time prior to the Release Date, there is (i) any stock dividend, stock split or other change in the Common Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Participant shall be entitled by reason of the Participant’s ownership of the Common Shares shall be immediately subject to the terms of this Notice and Agreement and included thereafter as “Common Shares” for purposes of this Notice and Agreement.

7.                                      Legends. The share certificate evidencing the Common Shares, if any, issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable law):

THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER, OBLIGATIONS TO RETURN TO AND THE COMPANY, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

8.                                      Definition of Change of Control.  A Change in Control shall be deemed to have occurred upon any of the following events (as such terms are defined and interpreted under the Department of Treasury Regulations 26 CFR 1.280G-1, Q&A 27 through Q&A-29 or as defined in 26 CFR 1.409A-3(i)(5)(i)):

(a)                                 A Change in the Ownership of a Corporation. A change in the ownership of the Company occurs on the date that any one person or persons acting as a group ,acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company. The acquisition of additional stock by the same person or group is not considered to cause a change in the ownership of the corporation.

(b)                                 Change in the Effective Control of a Corporation. A change in the effective control of the Company shall be deemed to occur on either of the following dates:

(i)                                     The date any one person, or persons acting as a group acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or group) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company; or

(ii)                                  The date a majority of members of the Company’s board of directors is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the date of the appointment or election.

(c)                                  Change in the Ownership of a Substantial Portion of a Corporation’s Assets.  A change in the ownership of a substantial portion of the Company’s assets shall be deemed to occur on the date that any one person or group acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. No Change in Control shall result if the assets are transferred to certain entities controlled directly or indirectly by the shareholders of the Company.

9.                                      U.S. Tax Consequences.

(a)                                 Participant shall be liable for any and all taxes, including withholding taxes.  The Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise).  The obligations of the Company under the Plan and this Notice and Agreement shall be conditioned on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(b)                                 Participant may elect to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold Common Shares of Restricted Stock otherwise due to the Participant following a Release, or to submit shares of stock previously owned by the Participant.  Participants may only elect to have shares withheld having a market value on the date of the tax is to be determined equal to the minimum statutory total tax which could be imposed as a result of the transaction.  All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitation that the committee deems appropriate.

(c)                                  The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Notice and Agreement.  The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its employees or agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Notice and Agreement.  The Participant understands that for U.S. taxpayers, Section 83 of the

Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the purchase price for the Common Shares, if any, and the fair market value of the Common Shares as of the date any restrictions on the Common Shares lapse. In this context, “restriction” includes the right of the Company to the return of the Common Shares upon a Return Event. The Participant understands that if he or she is a U.S. taxpayer, the Participant may elect to be taxed at the time the Common Shares are awarded as Restricted Stock rather than when and as the Return Right expires by filing an election under Section 83(b) of the Code with the IRS within 30 days from the date of acquisition.  The form for making this election is attached as Exhibit B hereto.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), IF APPLICABLE, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

10.                               Fractional Restricted Stock.  No fraction of a share of Restricted Stock shall be purchasable or deliverable hereunder, but in the event any adjustment hereunder of the number of shares covered by this Agreement shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares.

11.                               No Employment or Guarantee of Continued Relationship.  Nothing contained in the Plan or in this Agreement shall confer upon the Participant any right to the continuation of employment or other association with the Company or with any Affiliate of the Company).

12.                               General.

(a)                                 So long as the Department of the Treasury holds Series A Preferred Stock, as a condition to the issuance of the Common Shares of Restricted Stock, if Participant is a Senior Executive Officer (as defined below) of the Company or a person who would qualify as one of the next 20 highest compensated employee of the Company, then the Participant shall repay, return or reimburse to the Company the value of the Common Shares of Restricted Stock issued under this Notice and Agreement which was based when issued on financial statements or other financial metric criteria that are found to be materially inaccurate as determined by the Audit Committee of the Board of Directors.  For purposes of this provisions “Senior Executive Officer” means an executive officer of the Company who is on the Grant Date (i) employed by the Company or its subsidiaries, and (ii) (a) is the principal executive officer of the Company, (b) the principal financial officer of the Company, or (c) one of the three most highly compensated executive officers of the Company (not including the persons covered in (a) or (b)).  For these purposes, an “executive officer of the Company” means the president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a significant policy-making function, and any other person who performs similar policy-making functions for the Company, including an executive officer of any subsidiary of the Company.

(b)                                 This Notice and Agreement is intended to comply and shall be interpreted in accordance with Section 111(b) of the Economic Stabilization Act of 2008 as Amended by the American Recovery and Reinvestment Act of 2009 and regulations issued by the Department of the Treasury.

(c)                                  This Notice and Agreement shall be governed by and construed under the laws of the State of California.  The Notice and Agreement and the Plan, which is incorporated herein by reference, represents the entire agreement between the parties with respect to the Common Shares of Restricted Stock granted to the Participant.  In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Notice and Agreement, the terms and conditions of the Plan shall prevail.

(d)                                 Any notice, demand or request required or permitted to be delivered by either the Company or the Participant pursuant to the terms of this Notice and Agreement shall be in writing and shall be deemed given when delivered personally, deposited with an international courier service, or deposited in the U.S. Mail, First Class with postage prepaid, and addressed to the parties at the addresses set forth in the Notice of Grant, or such other address as a party may request by notifying the other in writing.

(e)                                  The rights of the Company under this Notice and Agreement and the Plan shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.  The rights and obligations of the Participant under this Notice and Agreement may only be assigned with the prior written consent of the Company.

(f)                                   The Participant agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Notice and Agreement.

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED the undersigned does hereby sell, assign and transfer unto

                                     (                                  ) shares of the Common Stock of Heritage Commerce Corp standing in the undersigned’s name on the books of said corporation represented by Certificate No.                                      herewith and does hereby irrevocably constitute and appoint                                                                  attorney to transfer the said stock on the books of said corporation with full power of substitution in the premises.

Dated:

Signature

Print Name

Instructions:  Please do not fill in any blanks other than the signature line.  The purpose of this assignment is to enable the Company to exercise its Company Return Right set forth in the Restricted Stock Agreement without requiring additional signatures on the part of the Participant.

A-1

EXHIBIT B

SECTION 83(b) ELECTION

When you receive stock from the company in connection with your performance of services the full enjoyment of which is conditioned upon the future performance of substantial services by you, your income tax consequences are determined under Section 83 of the Internal Revenue Code.

The general rule of Section 83 is that you have a taxable event at the time the stock vests or the risk of forfeiture lapses. At that time, you have ordinary income equal to the excess (the “Delta”) of the fair market value of the stock at the time of vesting over the price paid by the person for the stock, if any. If the stock has appreciated between the time of acquisition and the time of vesting, the appreciation would be ordinary income to you (as would any delta that existed when the stock was acquired). The tax holding period of the stock commences when the stock vests and any subsequent appreciation would be capital gain. If the stock is held for more than one year from the vesting date any capital gain would be long-term capital gain.

You may view this tax treatment as undesirable for two reasons. First, the appreciation of the shares between the grant date and the vesting date would be ordinary income to you. Ordinary income is currently taxed at federal rates up to 35%, while the maximum federal rate on long-term capital gain is currently 15%. Second, the taxable event that occurs on the vesting date may not coincide with a liquidity event, such as the sale of the corporation or shares of the company. In the absence of a liquidity event, you may have a taxable event but no cash with which to pay the taxes.

For unvested stock, Section 83(b) of the Internal Revenue Code offers a solution to the above-described tax consequences. A person who receives unvested stock may elect to be taxed at the time the stock is granted. If you timely make the Section 83(b) election, you would have ordinary income equal to the delta at the time of grant (rather than at the time the stock vests). The holding period would commence at the grant date and any subsequent appreciation would be capital gain. If the one-year tax holding period is satisfied, all of the gain would be long-term capital gain, Thus, the Section 83(h) election can result in all of your gain being capital gain, however, tax would be due with respect to the delta at the time you make the election.

In order to timely make an election under Section 83(b), YOU MUST FILE the Section 83(b) election with the Internal Revenue Service Center where you file your income tax returns. YOU MUST FILE THE ELECTION NOT LATER THAN 30 DAYS AFTER THE STOCK IS GRANTED. There is no relief for failing to timely file the election. If you make this election, you must provide the election to us and you must include a copy of the election with your tax return for the taxable year in which the stock is acquired.

NOTE: The foregoing is not a complete or thorough discussion of income and other tax consequences of the receipt of stock and the company is not hereby rendering any such advice. You are strongly urged to consult your own tax advisors. Stock acquired from the exercise of stock options may subject you to additional and different income and tax consequences, none of which is discussed above.

ELECTION UNDER SECTION 83(B)
OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Sections 55 and 83(b) of the Internal Revenue Code of 1986, as amended (the “CODE”), to include in taxpayer’s gross income or alternative minimum taxable income (to the extent applicable under Section 83), as applicable, for the current taxable year, the amount of any income that may be taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1.                                      The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:

NAME OF SPOUSE:

ADDRESS:

TAXPAYER IDENTIFICATION NO.:

SPOUSE IDENTIFICATION NO.:

TAXABLE YEAR:

2.                                      The property with respect to which the election is made is described as follows:

shares of Restricted Stock of Heritage Commerce Corp (the “COMPANY”) received pursuant to a Notice of Grant and Restricted Stock Agreement, dated                     , 20     between the Company and the taxpayer.

3.                                      The date on which the property was transferred is:                      , 20    .

4.                                      The property is subject to the following restrictions:

The shares vest over time, subject to the taxpayer’s continuous relationship as an employee or director with the Company. Upon the termination of the taxpayer’s relationship with the Company, all of the unvested shares outstanding immediately prior to such termination shall be forfeited by the taxpayer, ownership of all such unvested shares shall transfer back to the Company and the taxpayer would have no further rights with respect to any of such unvested shares.

5.                                      The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $                     per share for an aggregate fair market value of $                    .

6.                                     The amount (if any) paid for such property:  $0.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

THE UNDERSIGNED UNDERSTANDS THAT THE FOREGOING ELECTION MAY NOT BE REVOKED EXCEPT WITH THE CONSENT OF THE COMMISSIONER.

Dated:

PRINT NAME:

The undersigned spouse of taxpayer joins in this election.

Dated:
Spouse of Taxpayer

PRINT NAME: